EXHIBIT 99.1

THE STEAK N SHAKE COMPANY REPORTS FISCAL
SECOND QUARTER 2009 RESULTS

INDIANAPOLIS, April 24, 2009 /PRNewswire-FirstCall/ -- The Steak n Shake Company (NYSE: SNS) today announced its results for its second fiscal quarter 2009, which ended April 8, 2009.

Fiscal Second Quarter 2009 Results

Net earnings for the second quarter of fiscal year 2009 were $2.3 million, or $0.08 per diluted share, contrasted to a net loss of ($2.8 million), or ($0.10) per diluted share in the second quarter of fiscal year 2008.  Quarterly same-store sales increased 2.4% due to an increase in guest traffic of 7.8%, offset by a 5.4% contraction in the average guest check.  Net sales decreased 0.7% from $189.3 million to $188.0 million in the current quarter because Steak n Shake operated 21 fewer company-owned restaurants following the closure and refranchising of certain units after the same period in the previous year.

At the end of the second quarter, cash and cash equivalents stood at $35.0 million.  The revolving line of credit and senior note balances totaled $29.0 million at the end of the quarter.  Steak n Shake owns the land and buildings for 145 operating Steak n Shake restaurants and has an additional 31 properties for sale.  In the current quarter, Steak n Shake operated 415 company-owned restaurants and a franchisee closed one restaurant, bringing the total number of franchised units to 74.

Management's long-term goal is to sustain increases in customer traffic along with maximizing free cash flow -- to attain its ultimate objective, maximizing the per-share intrinsic value of the company.

Fiscal Year 2009 Results (Year-to-date)

Year-to-date net loss through the second quarter of fiscal year 2009 was ($1.2 million), or $(0.04) per diluted share, contrasted to a net loss of ($4.0 million), or ($0.14) per diluted share for the same period a year ago.  Year–to-date same-store sales increased 0.9%.  Net sales decreased 1.9% from $324.8 million to $318.7 million in the current year because Steak n Shake operated fewer company-owned restaurants following the closure and refranchising of certain units after the same period in the previous year.

Annual Meeting of Shareholders

The company plans to communicate the aforementioned information with shareholders today at its Annual Meeting of Shareholders at 1:30 p.m. E.S.T.  The meeting will take place in the Vienna Ballroom at the Conrad Hotel, 50 West Washington Street, Indianapolis, Indiana.

About Steak n Shake

Steak n Shake, founded in 1934, is a classic American brand, serving premium burgers and milkshakes through its chain of 489 restaurants.

Risks Associated with Forward-Looking Statements

This news release may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  These statements which may concern anticipated future results are based on current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ markedly from those projected or discussed here.  Steak n Shake cautions readers not to place undue reliance upon any such forward-looking statements, for actual results may differ materially from expectations.  Steak n Shake does not undertake to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.  Further information on the types of factors that could affect Steak n Shake and its business can be found in the company’s filings with the SEC.

Contact:	Duane Geiger
(317) 633-4100

Condensed Consolidated Statements of Operations
The Steak n Shake Company
(Amounts in $000s except share and per share data)
	Sixteen Weeks Ended		Twenty-Eight Weeks Ended
	April 8,	April 9,	April 8,	April 9,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Net sales	$187,975	$189,272	$318,694	$324,768
Franchise fees	1,054	1,215	2,012	2,115
Total revenues	189,029	190,487	320,706	326,883

Costs and Expenses:
Cost of sales	45,611	47,447	77,642	80,131
Restaurant operating costs	101,526	104,039	176,208	179,849
General and administrative	10,799	14,072	19,444	24,490
Depreciation and amortization	9,537	10,455	16,929	18,113
Marketing	9,873	10,376	17,416	16,377
Interest	4,049	4,240	7,651	7,553
Rent	4,659	4,520	8,224	7,728
Pre-opening costs	—	677	—	1,131
Asset impairments and provision for restaurant closing	741	—	917	—
Loss (gain) on disposal of property	47	297	(12)	13
Other income, net	(419)	(524)	(338)	(975)
Total costs and expenses	186,423	195,599	324,081	334,410

Earnings (Loss) Before Income Taxes	2,606	(5,112)	(3,375)	(7,527)

Income Taxes	353	(2,302)	(2,188)	(3,530)

Net Earnings (Loss)	$2,253	$(2,810)	$(1,187)	$(3,997)

Basic Earnings (Loss) Per Common and Common Equivalent Share	$0.08	$(0.10)	$(0.04)	$(0.14)

Diluted Earnings (Loss) Per Common and Common Equivalent Share	$0.08	$(0.10)	$(0.04)	$(0.14)

Weighted Average Shares and Equivalents:
Basic	28,478,365	28,269,538	28,402,685	28,221,692
Diluted	28,554,395	28,269,538	28,402,685	28,221,692

Condensed Consolidated Statements of Financial Position
The Steak n Shake Company
(Amounts in $000s except share and per share data)
	April 8,	September 24,
	2009	2008
	(Unaudited)	(Unaudited)
Assets:
Current Assets
Cash and cash equivalents	$35,010	$6,855
Receivables, net	6,110	15,622
Inventories	7,302	6,795
Deferred income taxes	2,902	3,260
Assets held for sale	21,055	25,395
Other current assets	4,581	3,009
Total current assets	76,960	60,936
Net property and equipment	413,045	432,690
Goodwill	14,503	14,503
Other intangible assets, net	1,660	1,765
Other assets	7,673	10,242
Total assets	$513,841	$520,136

Liabilities and Shareholders' Equity:
Current Liabilities
Accounts payable	$22,667	$25,302
Accrued expenses	31,515	31,685
Current portion of long-term debt	5,732	733
Line of credit	17,000	14,180
Current portion of obligations under leases	4,452	4,417
Total current liabilities	81,366	76,317
Deferred income taxes	3,599	2,209
Other long-term liabilities	6,657	7,439
Obligations under leases	131,634	134,809
Long-term debt	6,302	15,783

Commitments and Contingencies
Shareholders' Equity:
Common stock - $0.50 stated value, 50,000,000 shares authorized - shares issued: 30,332,839	15,166	15,166
Additional paid-in capital	128,779	128,526
Retained earnings	160,546	161,733
Treasury stock - at cost: 1,549,517 shares as of April 8, 2009; 1,760,531 shares as of September 24, 2008	(20,208)	(21,846)
Total shareholders' equity	284,283	283,579
Total liabilities and shareholders' equity	$513,841	$520,136

Condensed Consolidated Statements of Cash Flows
The Steak n Shake Company
(Amounts in $000s)
	Twenty-Eight Weeks Ended
	April 8,	April 9,
	2009	2008
	(Unaudited)	(Unaudited)
Operating Activities:
Net loss	$(1,187)	$(3,997)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,929	18,113
Provision for deferred income taxes	1,748	257
Asset impairments and provision for restaurant closing	917	—
Non-cash expense for stock-based compensation and deferred rent	1,942	1,584
(Gain) loss on disposal of property	(12)	13
Changes in receivables and inventories	9,312	1,515
Changes in other assets	(2,098)	(2,354)
Changes in accounts payable and accrued expenses	(1,748)	(1,244)
Net cash provided by operating activities	25,803	13,887

Investing Activities:
Additions of property and equipment	(2,612)	(23,858)
Proceeds from property and equipment disposals	6,590	9,872
Net cash provided by (used in) investing activities	3,978	(13,986)

Financing Activities:
Net proceeds from line of credit facility	2,820	2,355
Principal payments on long-term debt	(4,482)	(1,055)
Proceeds from equipment and property sale-leasebacks	2,005	—
Principal payments on direct financing lease obligations	(2,407)	(2,272)
Proceeds from exercise of stock options	—	140
Excess tax benefits from stock-based awards	—	10
Repurchase of employee shares for tax withholding	(128)	—
Proceeds from employee stock purchase plan	566	1,004
Net cash (used in) provided by financing activities	(1,626)	182

Increase in Cash and Cash Equivalents	28,155	83
Cash and Cash Equivalents at Beginning of Period	6,855	1,497
Cash and Cash Equivalents at End of Period	$35,010	$1,580